Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Closes Public Offering
of $500 Million of 6.75% Senior Notes Due 2020

DENVER—November 2, 2010—MarkWest Energy Partners, L.P. (NYSE: MWE) (the Partnership) and its subsidiary MarkWest Energy Finance Corporation announced today the closing of a public offering of $500,000,000 of 6.75% senior unsecured notes due 2020.  The Notes were priced at par, resulting in a yield to maturity of 6.75%.

The Partnership intends to use a portion of the net proceeds from the Notes offering to purchase any and all of the outstanding $225,000,000 aggregate principal amount of its 6.875% senior notes due 2014 (CUSIP No. 570506AC9) and $150,000,000 aggregate principal amount of its 6.875% senior notes due 2014 (CUSIP No. 570506AL9) pursuant to tender offers for each series of such outstanding notes, to repay borrowings outstanding under the Partnership’s revolving credit facility, to redeem any of such outstanding notes not acquired in the tender offers, and to provide working capital for general partnership purposes.

Wells Fargo Securities, BofA Merrill Lynch, Barclays Capital, Morgan Stanley, and RBC Capital Markets were book-running managers for the Notes offering.  A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriters as follows:

Wells Fargo Securities
550 South Tryon Street, 7th Floor
MAC D1086-070
Charlotte, NC 28202
Toll-Free: (800) 326-5897
cmclientsupport@wellsfargo.com

BofA Merrill Lynch
Attn: Prospectus Department
4 World Financial Center
New York, NY 10080
Email: dg.prospectus_requests@baml.com

Barclays Capital
c/o Broadridge Financial Solutions
1155 Long Island Ave.
Edgewood, NY 11717

barclaysprospectus@broadridge.com
Toll-Free: (888) 603-5847

Morgan Stanley
Attn: Prospectus Dept.
180 Varick Street, 2nd Floor
New York, NY 10014
Email: prospectus@morganstanley.com
Toll-Free: (866) 718-1649

RBC Capital Markets
Three World Financial Center
200 Vesey Street, 9th Floor
New York, NY 10281-8098
Attention: High Yield Capital Markets
Telephone: 212-618-2205

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available from the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov. The Notes were offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.